UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 9, 2014

ALPINE 6 Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55207	46-5500650
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

3841 North Freeway Blvd, Suite 280, Sacramento, CA 95834

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(916) 869 9232

 (ISSUER TELEPHONE NUMBER)

460 Brannan Street, Suite 78064

San Francisco, CA 94107

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Change in Control of Registrant.

On June 20, 2014, the sole officer and director of ALPINE 6 Inc. (the “Company”), Richard Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he entered into an agreement to sell an aggregate of 10,000,000 shares of his shares of the Company’s common stock to Michael Roman and Timothy J. Rivera at an aggregate purchase price of $40,000. These shares represent 100% of the Company’s issued and outstanding common stock. Effective upon the closing date of the Share Purchase Agreement, July 9, 2014, Richard Chiang executed the agreement and owned no shares of the Company’s stock and Michael Roman and Timothy J. Rivera became the majority stockholders of the Company. A copy of the SPA is attached to this Current Report as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On July 9, 2014, following the execution of the SPA, Richard Chiang elected Michael Roman and Timothy J. Rivera as Directors of the Company. Immediately following the election of Mr. Roman and Mr. Rivera to the Company’s Board of Directors, both, acting as Directors of the Company, accepted the resignation of Richard Chiang as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. Mr. Chiang’s resignation was in connection with the consummation of the SPA between Mr. Chiang and Mr. Roman and Mr. Rivera and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Following Mr. Chiang’s resignation, and effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Board of Directors appointed Mr. Roman as Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer and Secretary. The Board of Directors also appointed Mr. Rivera as Chief Operating Officer of the Company. Further, the Board of Directors appointed Ronald E. Bieber as Chief Research and Development Officer and Joe Ming as Director of Public Relations. Each officer is also a Member of the Board of Directors.

A copy of the resignation letter submitted by Mr. Chiang is attached to this Current Report as Exhibit 17.1.

Biographical Information for Michael Roman, Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer and Secretary

Mr. Roman has more than 15 years of operations, client relations and sales experience.  He is an entrepreneur and has played an integral role in building organizations in the healthcare, auto finance and the legal industries.  He has served as the Executive Vice President for Gardner Group, Inc since 2005.

While at Gardner Group, Mr. Roman focused on process improvement, training and business development, continuing to develop and execute innovative solutions that maximize resources, deliver long-term value to customers and drive sustainable revenue growth. He also spearheaded an ambitious proprietary work flow software that has increased employee efficiency and client satisfaction. In 2013, Mr. Roman founded and currently serves as President for Eligibility Solutions, Inc (ESI). Using the technology he helped develop at Gardner Group, ESI has procured several contracts in less than a year with rapid growth expected in 2015.

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Biographical Information for Timothy J. Rivera, Chief Operating Officer, Member of the Board of Directors

Mr. Rivera is a University of California Berkeley Alumni, whom has more than 15 years of sales and marketing experience, approximately 7 years of finance and private equity investment experience, as well as 3 years of experience with international operations; he has successfully executed the role of an entrepreneur, developing infrastructure, investor, and visionary.

Mr. Rivera worked in finance in the San Francisco market for one of the six largest banks in the US where he oversaw a territory of approximately 140 employees and a book of business of approximately $200M. During his employment he was responsible for focusing on business development, creative debt structuring, marketing, and training employees about debt instruments and applicability. After leaving the banking industry, Mr. Rivera applied his industry exposure to participate in innovative investment opportunities. Mr. Rivera and his investment partners were responsible for assessing the financial health and risk of private companies, as well as small and mid-cap companies.

Mr. Rivera later leveraged his empirical exposure to co-founded a company that employed international supply and distribution channels. In this role he served an integral role in the development and execution of logistics for compressing supply chain costs by way of determining unique geographic variables, architect an international, time sensitive, flow-chart relative to employing multiple distributors and production time lines, coordination of international transport logistics, developing compliance infrastructure, and implementation of a client-centric user base for support and transparency.

Biographical Information for Ronald E. Bieber, Chief Research and Development Officer, Member of the Board of Directors

Mr. Bieber is a Veteran who comes from a family with farming and agriculture exposure. Throughout his childhood he was exposed to the multidimensional challenges agricultural communities are faced with; not only in various economic cycles, yet continually changing environmental challenges and how those challenges are interpreted by farmers of various capacity and industry.

Mr. Bieber went on to serve our country as a Staff Sergeant in the United States Air Force; C-5 Loadmaster. During his enlistment, Mr. Bieber had the privilege of traveling to over 30 different countries and helping deliver supplies and humanitarian aid in 27 trips to conflict regions. Throughout his service he was perplexed by the lack of farming infrastructure solutions offered in the many regions traveled, as well as equally inspired to somehow combine his historical exposure to merge one solution that addressed the lifetime of agricultural challenges that he had personally witnessed.

In 2007 he went on to develop his first hydroponic prototype that was designed to deliver a product which had the ability to exponentially offer more solutions and sustainability versus any models offered at that time. Granted a Patent Pending in 2008, his model had gone through multiple rounds of mold engineering in the years to come, in which he ultimately had successfully perfected a new hydroponic growing science. His foresight and vision that started in 2007 not only superseded the quality and sustainability of models in 2007, yet the perfected model created still transcends the quality and sustainability of today’s market competition; positively impacting the science of botany and production capability, eliminating points of hydroponic parts failure, drastically mitigating water consumption, and offering the world’s only self contained growing system that can be transported anywhere.

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Biographical Information for Joe Ming, Director of Public Relations, Member of the Board of Directors

Mr. Ming has 17 years of sales and marketing experience; inclusive of various levels of management and executive level positions. His exposure allowed him to successfully perform and strategically execute multifaceted marketing and sales objectives for companies of various sizes; participating in companies ranging from start-up capacity, up to a Aon, a Fortune 200 company. He has been continually responsible for analyzing the psychology of market demand relative to market drivers, thus allowing him to innovate and implement creative sales and marketing solutions.

Since 2006 Mr. Ming has had extensive experience in marking within the Sacramento, California, region, which allowed his efforts to raise more than $500,000 for local charities. Concurrently, by way of Mr. Ming’s direction, one of the companies he had an ownership interest in received recognition in a national publication. Additionally, his direct involvement with advocacy in the Sacramento region, which has state wide policy implications, has broadened his exposure beyond private sector requirements to incorporate navigating public sector policy and procedural guidelines within the scope of agriculture and environmental protection.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Share Purchase Agreement between Richard Chiang and Michael Roman and Timothy J. Rivera dated June 20, 2014
17.1	Richard Chiang resignation letter dated July 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE 6 Inc.

By: /s/ Michael Roman

Michael Roman

Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary

(Principal Executive Officer, Principal Financial Officer)

By: /s/ Timothy J. Rivera

Timothy J. Rivera

Chief Operating Officer, Member of the Board of Directors

Date:  July 9, 2014

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